UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

FALCON’S BEYOND GOBAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	92-0261853
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

6996 Piazza Grande Avenue, Suite 301 Orlando, FL (407) 909-9350	32835
(Address of principal executive offices)	(Zip Code)

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	The Nasdaq Stock Market LLC
Series A preferred stock, par value $0.0001 per share	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for 0.580454 shares of Class A common stock and 0.5 shares of Series A preferred stock at an exercise price of $11.50 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-269778

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), of Falcon’s Beyond Global, Inc. (the “Company”), the Series A preferred stock of the Company, par value $0.0001 per share (the “Series A Preferred Stock”) and warrants to purchase Class A Common Stock and Series A Preferred Stock (the “Warrants”). The description of the Class A Common Stock, Series A Preferred Stock and Warrants contained under the headings “Description of Pubco Securities After the Business Combination” in the Company’s registration statement initially filed with the Securities and Exchange Commission on February 14, 2023, as amended from time to time (File No. 333- 269778) (the “Registration Statement”), to which this Form 8-A relates is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2. Exhibits.

In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed because no other securities of the registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Very truly yours,

Falcon’s Beyond Global, Inc.

	By:	/s/ Cecil D. Magpuri
		Name:	Cecil D. Magpuri
		Title:	Chief Executive Officer
Dated: October 5, 2023

2